Exhibit 10.8 Schedule of Omitted Promissory Notes

Lender:	Date of note:	Amount borrowed:	Interest rate:	Monthly payment:	Loan due date:
The Diversified Group Land Contract Limited Partnership #11	1/11/12	$225,000	11.13%	$2,164.85	12/31/2012
The Diversified Group Land Contract Limited Partnership #10	12/28/11	$405,000	11.13%	$3,896.74	12/31/2012
The Diversified Group Land Contract Limited Partnership #9	10/18/11	$450,000	11.13%	$4,329.72	12/31/2012
The Diversified Group Land Contract Limited Partnership #8	10/18/11	$247,000	11.13%	$2,376.53	12/31/2012
The Diversified Group Land Contract Limited Partnership #7	10/18/11	$237,500	13.68%	$2,754.03	12/31/2012
The Diversified Group Land Contract Limited Partnership #6	9/14/11	$250,000	9.9%	$2,175	12/31/2012
The Diversified Group Land Contract Limited Partnership #5	9/14/11	$300,000	9.9%	$2,610	12/31/2012

Aside from the information noted, all of the terms and conditions in each Promissory Note are identical.